Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

REGISTRATION STATEMENT

(Form Type)

KLX Energy Services Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid

Secondary Offering

	Equity	Common Stock offered by the selling stockholders	Rule 457(c)	2,373,187(1)	$1.75(2)	$4,141,211.32	0.00015310	$635.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					4,141,211.32(3)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$635.00

(1)

Represents the aggregate number of shares of common stock, par value $0.01 per share (“Common Stock”), of KLX Energy Services Holdings, Inc. that may be sold by the selling stockholders. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock being registered on behalf of the selling stockholders shall be adjusted to include any additional Common Stock that may become issuable as a result of any distribution, split, combination or similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of Common Stock. With respect to the offering of the shares of Common Stock by the selling stockholders, the proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, the applicable sale by the holders of such securities.

(2)

The Proposed Maximum Aggregate Offering Price Per Unit is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices per share of Common Stock, as reported on the Nasdaq Global Select Market on May 30, 2025.

(3)

The $4,141,211.32 of securities registered pursuant to this registration statement consists of 2,373,187 shares of Common Stock that may be sold by the selling stockholders pursuant to the prospectus to which this exhibit is attached.

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